Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "GPC FUND II, LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF JUNE, A.D. 2016, AT 4:43 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6057645 8100
SR# 20164213035

Authentication: 202430390
Date: 06-03-16

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:43 PM 06/01/2016
FILED 04:43 PM 06/01/2016
SR 20164213035 - File Number 6057645

STATE *of* DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE *of* FORMATION

First: The name of the limited liability company is GPC Fund II, LLC

Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington. Zip code 19801. The name of its Registered agent at such address is The Corporation Trust Company.

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: "The latest date on which the limited liability company is to dissolve is __________.")

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 31st day of May, 2016.

By: [signature]
Authorized Person (s)

Name: Hubert Hultgren